UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2017 (December 22, 2017)

Reed’s Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1300 South Spring Street, Los Angeles, California 90061

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes of Control in Registrant

On September 29, 2017, pursuant to NYSE American requirements, at our 2017 Annual Meeting of Shareholders, our shareholders pre-approved the potential change of control that could result from a private offering to Raptor/ Harbor Reeds SPV LLC, a significant shareholder of the Company.

On December 22, 2017, we completed our previously announced rights offering pursuant to our effective registration statement on Form S-1, as amended (Registration Statement No. 333-221059), the prospectus and prospectus supplements filed with the SEC and related backstop commitment.

As a result of the rights offering and related backstop commitment provided by Raptor, to the knowledge of Company’s board of directors, a change in control of Company has occurred.

In the rights offering Raptor exercised its basic and over-subscription rights to purchase 2,666,667 units and acquired 2,666,667 shares of common stock and warrants to purchase up to 1,333,333 shares of common stock for an aggregate purchase price of $4,000,000. In addition, pursuant to the Backstop Commitment Agreement dated December 6, 2017, as amended, the Company agreed to appoint up to two directors designated by Raptor to the board of directors (subject to NYSE American rules and approval) and issued to Raptor warrants to purchase 750,000 shares of common stock. These additional warrants have an exercise price equal to $1.50, will not be exercisable for a term of 180 days and will have a cashless exercise feature.

Prior to the rights offering, Raptor beneficially owned 16.93% of the Company’s equity securities, calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1034 (“Rule 13d-3”). On a post-transaction basis, Raptor beneficially owns 27.64% of the Company’s outstanding equity securities, calculated pursuant to Rule 13d-3. Raptor is now the largest shareholder of the Company.

Item 8.01 Other Information

Pursuant to the rights offering, the Company sold an aggregate of 9,333,333 units consisting of an aggregate of 9,333,333 shares of common stock and warrants to purchase 4,666,666 shares of common stock, with each warrant exercisable for one share of common stock at an exercise price of $2.025 per share, resulting in net proceeds to the Company of approximately $13,018,000 million, after deducting offering expenses and dealer manager fees and expenses.

After adjusting for the sale of the units and the results of operations, the Company is pleased to announce Stockholders’ Equity of approximately $8,557,000 on a pro-forma basis for December 22, 2017. Subject to review by the NYSE American, the Company may be deemed back in compliance with the NYSE American’s continued listing standards.

The following table sets forth the Company’s Stockholders’ Equity position as of September 30, 2017, and as adjusted on a pro-forma basis as of December 22, 2017 to reflect the sales of units in the rights offering:

	September 30, 2017 Actual*	Adjustments	December 22, 2017 Pro Forma
STOCKHOLDERS’ EQUITY:
Preferred Stock – 500,000 shares authorized; 9,411 and 9,411 shares issued and outstanding at September 30, 2017 and December 22, 2017, respectively.	94,000		94,000
Common Stock, no par value – 40,000,000 shares authorized; 15,286,258 and 24,619,591 shares issued and outstanding at September 30, 2017 and December 22, 2017, respectively.	1,000	1,000	2,000
Additional paid-in capital	35,447,000	13,018,000	48,465,000
Accumulated deficit	(39,185,000)	(819,000)	(40,004,000)
Total shareholders’ equity	(3,643,000)	12,200,000	8,557,000

*unaudited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: December 28, 2017	By:	/s/ Daniel V. Miles
Daniel V. Miles,
Chief Financial Officer